As filed with the Securities and Exchange Commission on November 8, 2023

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
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MYRIAD GENETICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	87-0494517
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
322 North 2200 West
Salt Lake City, UT 84116
(801) 584-3600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Paul J. Diaz
Chief Executive Officer
322 North 2200 West
Salt Lake City, UT 84116
(801) 584-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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With copies to:
Stephen F. Arcano, Esq.
Michael J. Zeidel, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

Prospectus
MYRIAD GENETICS, INC.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
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We may offer, issue and sell, together or separately:
•shares of our common stock;
•shares of our preferred stock, which may be issued in one or more series;
•depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares;
•debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities; and
•warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities.
We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
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This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
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Investing in our securities involves a number of risks. See “Risk Factors” on page 6 of this prospectus and any similar section included in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein before you make your investment decision.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “MYGN.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus is November 8, 2023

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we or any selling securityholders may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we or any selling securityholders sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
When used in this prospectus, the terms “Myriad,” the “Company,” “we,” “our” and “us” refer to Myriad Genetics, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023 (our “2022 Form 10-K”);
•our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2023 (excluding those portions that were not required to be incorporated by reference into our 2022 Form 10-K);
•our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 4, 2023, August 4, 2023 and November 7, 2023, respectively;
•our Current Reports on Form 8-K, filed with the SEC on June 2, 2023, July 6, 2023, August 3, 2023 (but only Items 3.02 and 8.01), October 5, 2023 (but only Items 5.02 and 9.01), October 31, 2023 and November 1, 2023; and
•the description of our common stock contained in Exhibit 4.2 to our 2022 Form 10-K, and any amendment or report filed for the purpose of updating such description.
All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
Myriad Genetics, Inc.
Attention: Investor Relations
322 North 2200 West
Salt Lake City, UT 84116
(801) 584-3600

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.
Words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes,” “seek,” “could,” “continue,” “likely,” “will,” “strategy” and “goal” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. All forward-looking statements are management’s present expectations of future events and are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated. These risks include, but are not limited to:
•the risk that sales and profit margins of our existing tests may decline or that we may not be able to operate our business on a profitable basis;
•risks related to our ability to achieve certain revenue growth targets and generate sufficient revenue from our existing product portfolio or in launching and commercializing new tests to be profitable;
•risks related to changes in governmental or private insurers’ coverage and reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests;
•risks related to increased competition and the development of new competing tests;
•the risk that we may be unable to develop or achieve commercial success for additional tests in a timely manner, or at all;
•the risk that we may not successfully develop new markets or channels for our tests, including our ability to successfully generate substantial revenue outside the United States;
•the risk that licenses to the technology underlying our tests and any future tests are terminated or cannot be maintained on satisfactory terms;
•risks related to delays or other problems with constructing and operating our laboratory testing facilities;
•risks related to public concern over genetic testing in general or our tests in particular;
•risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems;
•risks related to our ability to obtain new corporate collaborations or licenses and acquire or develop new technologies or businesses on satisfactory terms, if at all;
•risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license, acquire, or develop;
•the risk that we are not able to secure additional financing to fund our business, if needed, in a timely manner or on favorable terms, if it all;
•continued uncertainties associated with COVID-19, including its possible effects on our operations and the demand for our products;
•risks related to our projections about the potential market opportunity for our current and future products;
•the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests;
•the risk of patent-infringement claims or challenges to the validity of our patents;

•risks related to changes in intellectual property laws covering our tests, or patents or enforcement, in the United States and foreign countries;
•risks related to security breaches, loss of data and other disruptions, including from cyberattacks;
•risks of new, changing and competitive technologies in the United States and internationally, and that we may not be able to keep pace with the rapid technology changes in our industry, or properly leverage new technologies to achieve or sustain competitive advantages in our products;
•the risk that we may be unable to comply with financial or operating covenants under our credit or lending agreements;
•risks related to our inability to achieve and maintain effective disclosure controls and procedures and internal control over financial reporting;
•risks related to current and future investigations, claims or lawsuits, including derivative claims, product or professional liability claims, including the risk that the court does not approve the settlement of the securities class action lawsuit, captioned In re Myriad Genetics, Inc. Securities Litigation (No. 2:19-cv-00707-DBB), and risks related to the amount of our insurance coverage limits and scope of insurance coverage with respect thereto; and
•other risks and uncertainties described under the section entitled “Risk Factors” of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC.
In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus, any accompanying prospectus supplement, or in any document incorporated by reference herein or therein, might not occur. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of the applicable document containing the forward-looking statement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law. All forward-looking statements in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

THE COMPANY
We are a leading genetic testing and precision medicine company dedicated to advancing health and well-being for all. We provide insights that help people take control of their health and enable healthcare providers to better detect, treat, and prevent disease. We develop and offer genetic tests that help assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where critical genetic insights can significantly improve patient care and lower health care costs.
We are a Delaware corporation. Our principal executive office is located at 322 North 2200 West, Salt Lake City, UT, 84116 and our telephone number is (801) 584-3600. We maintain a website at www.myriad.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including, without limitation, the financing of our operations, research and development, the development and commercialization of new products and new technologies, the possible repayment of indebtedness, and possible business acquisitions. Our management will have broad discretion in any use of proceeds from an offering.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities and warrants that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK
The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”), our restated certificate of incorporation, as amended, and our restated by-laws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our restated certificate of incorporation and restated by-laws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “Myriad,” the “Company,” “we,” “our” and “us” refer to Myriad Genetics, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.
Common Stock
Under our restated certificate of incorporation our authorized capital stock consists of 150,000,000 shares of common stock.
We are authorized to issue one class of common stock. Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all of our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we have designated and may issue in the future or that we may designate and issue in the future. Except as described under “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and By-laws” below, a majority vote of the holders of our common stock is generally required to take action under our restated certificate of incorporation and restated by-laws.
Preferred Stock
This section describes the general terms and provisions of preferred stock that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. If there are differences between the prospectus supplement relating to a particular series of preferred stock and this prospectus, the prospectus supplement will control. We will file a copy of the certificate of amendment to our restated certificate of incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Delaware and with the SEC each time we issue a new series of preferred stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our restated certificate of incorporation before deciding to buy shares of our preferred stock as described in any accompanying prospectus supplement.
Our board of directors has been authorized to provide for the issuance of up to 5,000,000 shares of preferred stock, par value $0.01 per share, in multiple series without the approval of shareholders, of which 600,000 shares have been designated Series A Junior Participating Preferred Stock. We designated the Series A Junior Participating Preferred Stock in connection with a stockholders’ rights plan that has expired. Accordingly, we have no present intention to issue any shares of Series A Junior Participating Preferred Stock. No shares of our preferred stock are currently issued and outstanding.
Our board of directors may, without further action by our shareholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without shareholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and By-laws
Anti-Takeover Provisions
The provisions of Delaware law and of our restated certificate of incorporation and restated by-laws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or the best interests of the Company.
Delaware Law
We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.
Restated Certificate of Incorporation and Restated By-laws
Our board of directors is divided into three classes. Each year our stockholders elect the members of one of the three classes to a term of office to expire at the third succeeding annual meeting of stockholders after their election. All directors elected to our classified board of directors serve until the election and qualification of their respective successors or their earlier resignation or removal. Only the board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. Only the board of directors (or its remaining members, even if less than a quorum) is empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, in general, at least two annual meetings would be necessary for stockholders to effect a change in a majority of the members of the board of directors.
Our restated by-laws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 60 days nor more than 90 days prior to the anniversary of the previous year’s annual meeting. For a special meeting, the notice must generally be delivered by not less than 60 days nor more than 90 days prior to the special meeting or ten days following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in our restated by-laws. If it is determined that business was not properly brought before a meeting in accordance with the provisions of our restated by-laws, such business will not be conducted at the meeting.
Special meetings of the stockholders may be called only by the chair of our board of directors, the chief executive officer or president with the approval of the executive committee of the board of directors, or by the entire board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, whether or not there exists any vacancy in previously authorized directorships.
Our restated certificate of incorporation does not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.
The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless the corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 70% of our outstanding voting stock to amend or repeal any of the provisions discussed above in this section entitled “—Restated Certificate of Incorporation and Restated By-laws.” This 70% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. A 70% vote will also be required for any amendment to, or repeal of, our restated by-laws by the stockholders. Our restated by-laws may be amended or repealed by a simple majority vote of the board of directors.

Our board of directors is authorized, without action by our stockholders, to designate and issue shares of our preferred stock in one or more series and to designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.
Listing
Our common stock is listed on The Nasdaq Global Select Market under the symbol “MYGN.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC (as successor to American Stock Transfer & Trust Company, LLC), with offices at 6201 15th Avenue, Brooklyn, New York 11219.

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.
The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:
•the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;
•any applicable subordination provisions for any subordinated debt securities;
•the maturity date(s) or method for determining same;
•the interest rate(s) or the method for determining same;
•the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;
•whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•redemption or early repayment provisions;
•authorized denominations;
•if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
•the form or forms of the debt securities of the series including such legends as may be required by applicable law;
•whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;
•whether the debt securities are secured and the terms of such security;
•the amount of discount or premium, if any, with which the debt securities will be issued;
•any covenants applicable to the particular debt securities being issued;
•any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;
•the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;
•our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•any restriction or conditions on the transferability of the debt securities;
•provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and
•any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).
General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
•the offering price;
•the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;
•the number of warrants offered;
•the exercise price and the amount of securities you will receive upon exercise;
•the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;
•the rights, if any, we have to redeem the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;
•the name of the warrant agent; and
•any other material terms of the warrants.
After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We or the selling securityholders may sell the securities being offered hereby from time to time in one or more transactions, including without limitation:
•to underwriters for resale to purchasers;
•directly to purchasers;
•through agents, brokers or dealers to purchasers; or
•through a combination of any of these methods.
In addition, the manner in which we or the selling securityholders may sell some or all of the securities covered by this prospectus, include, without limitation, through:
•a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•ordinary brokerage transactions and transactions in which a broker solicits purchasers;
•privately negotiated transactions;
•settlement of short sales;
•transactions through broker-dealers to sell a specified number of such securities at a stipulated price per security;
•an exchange distribution in accordance with the rules of the applicable exchange; or
•a combination of any such methods of sale.
In addition, we or the selling securityholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us, the selling securityholders or others to settle such sales and may use securities received from us or the selling securityholders to close out any related short positions. We or the selling securityholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement. A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them if any;
•the public offering price or purchase price of the securities and the net proceeds to be received by us or the selling securityholders from the sale;
•any delayed delivery arrangements;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the selling securityholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to the prevailing market prices; or
•at negotiated prices.
General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us or the selling securityholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the selling securityholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we or the selling securityholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We or the selling securityholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We or the selling securityholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling securityholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we or the selling securityholders may enter into agreements with such underwriters or agents pursuant to which we or the selling securityholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us or the selling securityholders under these arrangements to close out any related open borrowings of securities.
Dealers
We or the selling securityholders may sell the offered securities to dealers as principals. We or the selling securityholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us or the selling securityholders at the time of resale. Dealers engaged by us or the selling securityholders may allow other dealers to participate in resales.

Direct Sales
We or the selling securityholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
At-the-Market Offerings
We or the selling securityholders may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.
Institutional Purchasers
We or the selling securityholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We or the selling securityholders will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We or the selling securityholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us or the selling securityholders in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than the common stock which is listed on The Nasdaq Global Select Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock or debt securities on any securities exchange or quotation system; any such listing with respect to any preferred stock or any debt securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.
In connection with any offering of common stock, preferred stock, debt securities or securities that provide for the issuance of shares of our common stock upon conversion, exchange or exercise, as the case may be, the underwriters may purchase and sell shares of common stock, preferred stock or our debt securities in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus and registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The expenses relating to the registration of the securities will be borne by the registrant.

Securities and Exchange Commission Registration Fee	$ *
Accounting Fees and Expenses	$ **
Legal Fees and Expenses	$ **
Printing Fees	$ **
Transfer Agents and Trustees’ Fees and Expenses	$ **
Rating Agency Fees	$ **
Stock Exchange Listing Fees	$ **
Miscellaneous	$ **
Total	$ **

* Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.
** Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.
Item 15. Indemnification of Directors and Officers.
Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.
Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.
Our restated certificate of incorporation, as amended, and our restated by-laws provide for indemnification of our directors and officers to the fullest extent permitted by law. The restated certificate of incorporation, as amended, and the restated by-laws also permit the board of directors to authorize us to purchase and maintain insurance against any liability asserted against any of our directors, officers, employees or agents of arising out of their capacity as such. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers, or controlling persons pursuant to our restated certificate of incorporation, as amended, our restated by-laws and the DGCL, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 16. List of Exhibits.

Exhibit No.	Description of Exhibits
1.1*	Form of Underwriting Agreement.
3.1
Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed on August 4, 2023).

3.2	Restated By-Laws (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K, filed on October 15, 2020).
3.3*	Form of Certificate of Designations with respect to any preferred stock issued hereunder.
4.1	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed on August 15, 2011).
4.2*	Form of Depositary Agreement (including form of Depositary Receipt).
4.3	Form of Indenture for debt securities between the registrant and the trustee to be named therein.
4.4*	Form of Warrant Agreement (including form of Warrant Certificate).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages hereto).
25.1**	Statement of Eligibility on Form T-1 of trustee under the Indenture.
107	Filing Fee Table.
*    To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.
**    To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah on November 8, 2023.
MYRIAD GENETICS, INC.
By:    /s/ Paul J. Diaz
    Name:    Paul J. Diaz
    Title:    President and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Paul J. Diaz, R. Bryan Riggsbee and Natalie Munk and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the registration statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Paul J. Diaz	President, Chief Executive Officer	November 8 2023
Paul J. Diaz	and Director (Principal Executive Officer)

/s/ R. Bryan Riggsbee	Chief Financial Officer	November 8, 2023
R. Bryan Riggsbee	(Principal Financial Officer)

/s/ Natalie Munk	Chief Accounting Officer	November 8, 2023
Natalie Munk	(Principal Accounting Officer)

/s/ S. Louise Phanstiel	Chairperson and Director	November 8, 2023
S. Louise Phanstiel

/s/ Paul M. Bisaro	Director	November 8, 2023
Paul M. Bisaro

/s/ Heiner Dreismann, Ph.D.	Director	November 8, 2023
Heiner Dreismann, Ph.D.

/s/ Rashmi Kumar	Director	November 8, 2023
Rashmi Kumar

/s/ Colleen F. Reitan	Director	November 8, 2023
Colleen F. Reitan

/s/ Daniel M. Skovronsky, M.D., Ph.D.	Director	November 8, 2023
Daniel M. Skovronsky, M.D., Ph.D.

/s/ Daniel K. Spiegelman	Director	November 8, 2023
Daniel K. Spiegelman